Exhibit 10.3

WAWER AND BUSINESS FINANCING MODIFICATION AGREEMENT

(First Amendment to Business Financing Agreement)

This Waiver and Business Financing Modification Agreement (this "Modification Agreement'') is entered into as of August 13, 2018, by and between Biolase, Inc., a Delaware corporation ("Parent''), BL Acquisition Corp., a Delaware corporation (''BL Acquisition''), and BL Acquisition II Inc., a Delaware corporation (''BL Acquisition II'' and together with Parent and BL Acquisition, individually and collectively, jointly and severally, "Borrower") and Western Alliance Banlc, an Arizona corporation ("Lender").

1.

DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 6, 2018, by and between Borrower and Lender, as the same may be amended from time to time (the "Business Financing Agreement''). Capitaliz.ed tenns used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness" and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the "Existing Documents."

2.DESCRIPTION OF EXISTING DEFAULTS. Borrower is currently in default of the Business Financing Agreement for (a) failing to comply with the covenant set forth in Section 4.15 of the Business Financing Agreement as a result of Borrower's failure to transition all of its depository and operating accounts and investment accounts to Lender within 90 days of the Closing Date, and (b) failing to comply with the covenant set forth in Section 4.18 of the Business Financing Agreement as a result of Borrower's failure to complete the Subsidiary Dissolution within 90 days of the Closing Date (collectively, the "Existing Defaults"). Borrower has requested that Lender waive its rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Lender is under no obligation to do so, Lender is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Modification Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Modification Agreement.

3.WAIVER OF COVENANT DEFAULTS. Lender hereby waives Borrower's Existing Defaults under the Business Financing Agreement. Lender's waiver of Borrower's compliance of these covenants shall apply only to the foregoing periods. Accordingly, hereinafter, Borrower shall be in compliance with these covenants, as amended hereby. Lender's agreement to waive the Existing Defaults (1) in no way shall be deemed an agreement by Lender to waive Borrower's compliance with the above•described covenants as of all other dates, (2) shall not limit or impair Lender's right to demand strict perfonnance of these covenants as of all other dates, and (3) shall not limit or impair Lender's right to demand strict perfonnance of all other covenants as of any date.

4.	DESCRIPTION OF CHANGEINTERMS.
A.	Modifications to Business Financing Agreement:

i.Section 1.1: Advances. Section 1.1 is amended by adding the following to the end thereof:

Notwithstanding anything in this Agreement to the contrary, on or about the First Amendment Date, Lender shall make an Advance to Borrower in an amount equal to $1,500,000 (the "First Amendment Advance"). Within 45 days after the First Amendment Date, Borrower shall (a) repay the First Amendment Advance in full, together with all accrued unpaid interest thereon, and (b) execute and deliver to Lender such documents, in form and substance satisfactory to Lender, as Lender requests to transfer this Agreement, and all of Borrower's Obligations hereunder, to Lender's Capital Finance Division (the "Loan Transfer"). For clarification,

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Borrower's failure to satisfy both clauses (a) and (b) in the prior sentence within the 45-day period shall be deemed an immediate Event of Default hereunder. During such 45-day period, no additional Advances shall be available hereunder.

ii.Section 1.3: Due Diligence. Section 1.3 is amended by adding the following sentence to the end thereof

Borrower acknowledges that such an audit shall be completed prior to the Loan Transfer and in no event later than October 12, 2018.

m.	Section 1.4: Collections. Section l.4(a)(i) is amended in its entirety and replaced with the following:

(i)immediately notify, transfer and deliver to Lender all domestic Collections Borrower receives for deposit into the Domestic Collection Account and all foreign Collections Borrower receives for deposit into the EXIM Collection Account,

iv.Section 1.4; Coliections. Section 1.4(a)(iii) is amended by inserting the word "applicable" immediately prior to the phrase "Collection Account''.

v.Section I.4: Collections. The fourth sentence of Section l.4(a) is amended by inserting the word "applicable" immediately prior to each instance of the phrase "Collection Account".

vi.Section 1.4: Collections. The first sentence of Section l.4(b) is amended by deleting the phrase "Collection Account" and replacing it with "Collection Accounts".

vii.Section 4.15. Section 4.15 is amended by deleting the phrase "Within 90 days of the Closing Date" and replacing it with "By no later than August 31, 2018,".

V111.Section 4.18. Section 4.18 is amended by deleting the phrase "Within 90 days of the Closing Date" and replacing it with "By no later than August 31, 2018".

ix.	Section 12,1: Definitions. The following term and its definition set forth in Section 12.1 of the Business Financing Agreement are amended in their entirety and replaced with the following:

"Collection Account" means either the Domestic Collection Account or the EXIM Collection Account

x.	Section 12.1: Definitions. The following terms and their respective definitions are added to Section 12.1 of the Business Financing Agreement, in appropriate alphabetical order, as follows:

"Domestic Collection Account" means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all domestic Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdrawal funds.

"EXIM Collection Account" means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all foreign Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdrawal funds,

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"First Amendment Ad vance" has the meaning set forth in Section I.I. "First Amendment Date" is August 13, 2018.

"Loan Transfer" has the meaning set forth in Section 1.1.

5.	CONSISTENT CHANGES. The Existing Docwnents are each hereby amended wherever necessary to reflect the changes described above.

6.

PAYMENT OF DOCUMENTATION EXPENSES. Borrower shall pay to Lender all of Lender's out-of-pocket expenses incurred in connection with the amendment and modification of the Business Financing Agreement {the "Modification Expenses").

7.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Borrower ("Releasing Party") acknowledges that Lender would not enter into this Modification Agreement without Releasing Party's assurance that it has no claims against Lender or any of Lender's officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification Agreement, Releasing Party releases Lender, and each of Lender's and entity's officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing J>arty, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXIBND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the tenns of this Modification Agreement and the Agreement, and/or Lender's actions to exercise any remedy available under the Agreement or otherwise.

8.

CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness and waiving the Existing Defaults, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness and to waive the Existing Defaults pursuant to this Modification Agreement in no way shall obligate Lender to make any future forbearances, waivers or modifications to the Indebtedness. Nothing in this Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Modification Agreement. The terms of this paragraph apply not only to this Modification Agreement, but also to any subsequent business financing modification agreements.

9.CONDITIONS. The effectiveness of this Modification Agreement is conditioned upon (a) the due execution and delivery to Lender by Borrower of a term sheet, in form and substance satisfactory to Lender,

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for the transfer of the loan facility to Lender's Capital Finance Division, and (b) payment of the Modification Expenses.

10.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITfEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

11.COUNTERSIGNATURE. This Modification Agreement shall become effective only when executed by Lender and Borrower.

[Signature Page Follows]

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BORROWER:

BIOLASE, INC.

BL ACQUISmON CORP.

Name: i\   -e....e.et re

By. b- -

Title:c".- C-f o

BL ACQUISITION II INC.

[Signature Page to Waiver and

Business Financing Modification Agreement (181 Amendment)]

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